Exhibit (a)(5)(K)

Re: AVG Technologies N.V. Shares In Your Equatex Account

Dear AVG Shareholder,

In connection with the pending acquisition of AVG Technologies N.V. by Avast Software B.V. (“Avast”), a wholly owned subsidiary of Avast Holding B.V., Avast is conducting a tender offer (the “Offer”) in which you may sell your AVG shares held by Equatex in your EquatePlus account at a price of US$25.00 per share, in cash, without interest and less applicable withholding taxes and other taxes, upon the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal (both as defined below). The tender offer is currently scheduled to expire at 11:59 pm ET on September 15, 2016.

If you wish to have Equatex tender any or all of your shares in the tender offer, please instruct Equatex by completing, executing and returning to AVG the attached Instruction Form. A completed Instruction Form should be returned to Steven Scheers at AVG no later than September 14, 2016 by email to steven.scheers@avg.com. AVG will then notify Equatex who is the account holder for your shares.

Before deciding whether to tender your shares, please carefully read Avast’s Offer to Purchase, dated July 29, 2016, as amended (the “Offer to Purchase”), the related Letter of Transmittal, as amended (the “Letter of Transmittal”), and AVG’s Solicitation/Recommendation Statement relating to the tender offer, as amended (the “Solicitation/Recommendation Statement”). Avast’s Offer to Purchase, the Letter of Transmittal, and AVG’s Solicitation/Recommendation Statement are available online at the website of the U.S. Securities and Exchange Commission at www.sec.gov.

Questions about the tender offer may be directed to Innisfree M&A Incorporated, the Information Agent for the tender offer, at (888) 750-5834.

Sincerely,

Steven Scheers

INSTRUCTION FORM

To: AVG Technologies N.V. and Equatex

The undersigned acknowledge(s) receipt of the letter from AVG Technologies dated September 13, 2016 relating to the offer by Avast Software B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Purchaser”) and a direct wholly-owned subsidiary of Avast Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands, to purchase all outstanding ordinary shares, with a nominal value of €0.01 per share (the “Shares”), of AVG Technologies N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, at a purchase price of $25.00 per Share, in cash, without interest and less applicable withholding taxes or other taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated July 29, 2016, as amended (the “Offer to Purchase”), and the related Letter of Transmittal, as amended (together with the Offer to Purchase, as each may be further amended or supplemented from time to time, the “Offer”). The undersigned further acknowledges that he/she has read the Offer.

The undersigned hereby instruct(s) Equatex to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding upon the tendering party.

The method of delivery of this document is at the election and risk of the tendering shareholder.

Dated:

Number of Shares to be Tendered:	Shares*

EquatePlus account User ID:	Signature(s):

Capacity**:

Dated:

Please Type or Print Name(s) above

Please Type or Print Address(es) above (Including Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed Equatex to tender all Shares held by Equatex for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to Steven Scheers at AVG Technologies N.V. by no later than September 14, 2016 by email steven.scheers@avg.com.